Exhibit 10.3

Execution Version

ASSIGNMENT OF INTERESTS AGREEMENT

This Assignment of Interests Agreement (this “Agreement”) is dated August 3, 2023 (the “Effective Date”), by and between Dana Sprong, Ryan McGarry, Dan Bathon and Tom Silvia (collectively, the “Assignors”) and VineBrook Homes Trust, Inc., a Maryland corporation (the “Assignee”).

WHEREAS, the Assignors are the members of VineBrook Homes OP GP, LLC, a Delaware limited liability company (the “Company”) and hold, collectively, 100% of the membership interests of the Company (collectively, the “Interests”);

WHEREAS, the Assignors, affiliates of the Assignors and affiliates of the Assignee are parties to that certain contribution agreement (the “Contribution Agreement”), dated as of the date hereof, pursuant to which the Assignors are contributing their membership interests in VineBrook Homes, LLC, a Delaware limited liability company, to VineBrook Homes Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the Assignee (the “OP”) in exchange for a combination of cash and limited partnership units in the OP (such units, the “OP Units”);

WHEREAS, in connection with the entry into the Contribution Agreement, the Assignors desire to contribute, assign, convey, transfer, set over and deliver the Interests to the Assignee, and Assignee desires to accept, acquire and receive all of Assignors’ right, title and interest in the Interests in accordance with the terms set forth herein; and

WHEREAS, terms used but not otherwise defined herein have the meaning given them in the Contribution Agreement.

NOW, THEREFORE, in consideration of the premises, warranties, and covenants set forth herein, the parties hereto agree as follows:

1.    Assignment of the Interests. Each Assignor hereby contributes, assigns, conveys, transfers, sets over and delivers to the Assignee, and Assignee hereby accepts, acquires, and receives from each Assignor, all of its rights, title and interest in, to and under the Interests, including all voting, consent and financial rights now or hereafter existing and associated with ownership of the Interests, free and clear of all liens and encumbrances.

2.    Delivery of the Interests. The transaction contemplated by this Agreement shall be deemed to occur on the Effective Date.

3.    Representations and Warranties of Each Party. Each party hereto represents and warrants:

(a)    Each party that is an entity is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation;

(b)     The execution, delivery and performance by such party of this Agreement are within such party’s legal right, power and capacity;

(c)    Such party has all requisite power and authority to enter into and deliver this Agreement, to carry out the transactions contemplated hereby and to perform its obligations hereunder;

(d)    This Agreement has been duly and validly executed and delivered and, assuming due and valid authorization, execution and delivery hereof by the other parties, constitutes the valid and legally binding obligation of such party and is enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by such party will violate its organizational documents if such party is an entity or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any contract, or any franchise or permit to which such party is a party or by which such party is bound; and

(f)    The assignment of the Interests by each Assignor to Assignee will not violate the Securities Act of 1933, as amended or any state securities laws or subject the Company to regulation under the Investment Company Act of 1940, as amended, or the Investment Advisors Act of 1940, as amended.

4.    Representations and Warranties of Assignors. Each Assignor, severally and not jointly, represents and warrants that:

(a)    Prior to the effectiveness of the transactions contemplated by this Agreement, each Assignor is the owner of the Interests set forth opposite its name on Exhibit A hereto, and such Interests constitute all of the issued and outstanding equity interests of the Company.

(b)    All of the Interests are owned of record and beneficially by each Assignor free and clear of any Lien, and upon effectiveness of the transactions contemplated by this Agreement, the Assignee will own all of the Interests, free and clear of all Liens.

(c)    The Company owns of record and beneficially 100% of the general partnership interests in the OP free and clear of all Liens.

(d)    All of the Interests have been duly authorized and are validly issued, fully paid and non-assessable. All of the Interests were issued in compliance with all applicable Laws. None of the Interests were issued in violation of any of the Company’s Charter Documents or in violation of any other agreement, arrangement or commitment to which any Assignor or the Company is or was a party or is or was subject to or in violation of any preemptive or similar rights of any Person. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the equity of the Company or obligating any Assignor or the Company to issue or sell any equity of, or any other interest in, the Company. The Company does not have outstanding or authorized any equity appreciation, phantom equity, profit participation or similar rights. There are no voting trusts, equityholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Interests.

(e)    The Company has not conducted any business prior to the Effective Date except for matters incidental to operating as the general partner of the OP and executing this Agreement, and has no assets, liabilities or obligations of any nature other than those incident to its formation, operation as the general partner of the OP and pursuant to this Agreement, none of which are material.

(f)    The Company has (i) filed all Tax Returns required by applicable Law to be filed by the Company, and (ii) paid all Taxes due and payable, whether or not shown or required to be shown on any such Tax Return. The Company does not have any liability for any delinquent Taxes. There are no Liens for Taxes on any assets of the Company, other than statutory Liens for Taxes not yet due and payable. The Company has properly withheld all required Taxes from payments to its employees, agents, contractors, and nonresidents and other Persons, and has properly remitted all such amounts to the proper Governmental Authority in accordance with applicable Law. No Tax audits or other legal proceedings are pending, or to the knowledge of the Assignors, threatened in writing with regard to any Tax Returns of the Company. The Company is (and has been for its entire existence) classified as a partnership for U.S. federal income Tax purposes pursuant to Treasury Regulation Section 301.7701-3(b)(1)(i) and no election has been made (or is pending) to change such treatment.

5.    Tax Matters.

(a)    Cooperation in Tax Matters. The Assignors and the Assignee shall cooperate fully in connection with the preparation and filing of Tax Returns of the Company and any pending or threatened Tax audit, assessment, litigation or other legal proceeding with respect to Taxes of the Company, and each party shall provide any information necessary or reasonably requested to allow other parties to comply with any information reporting or withholding requirements contained in the Code or other applicable Laws. Each party shall furnish the other parties with copies of all relevant correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any Taxes for which the other may have any liability or other obligation under this Agreement.

(b)    Transfer Taxes. All federal, state, local and non-U.S. transfer, excise, sales, use, ad valorem, value added, registration, stamp, recording, property and similar Taxes or fees applicable to, imposed upon, or arising out of the assignment of the Interests (and all related interest and penalties) shall be borne fifty percent (50%) by the Assignee and fifty percent (50%) by the Assignors. The parties hereto shall cooperate in good faith to reduce or eliminate any such Taxes which could apply to the transactions contemplated by this Agreement.

6.    Governing Law. This Agreement shall be governed by, and shall be construed in accordance with the domestic laws of, the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the State of Delaware.

7.    Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

8.    Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

9.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10.    Further Assurances. At any time or from time to time after the date hereof, at the request of a party hereto and without further consideration, the other parties hereto and its successors or assigns, shall execute and deliver, or shall cause to be executed and delivered, such other instruments or documents and take such other actions as such party may reasonably request to further the purposes of this Agreement and the transactions contemplated by this Agreement.

11.    Entire Agreement. This Agreement and the Contribution Agreement constitute the entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

12.    Amendment and Waiver. No amendment or waiver of this Agreement shall be effective without the prior written consent of the party against whom such amendment or waiver is sought to be enforced.

13.    Successors and Assigns; Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the OP is an intended beneficiary of each and every provision of this Agreement. This Agreement and each provision hereof will inure to the benefit of and be enforceable by the OP, and each of its successors and assigns.

14.     Headings. The headings in this Agreement are for reference only and shall not affect the interpretations of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date and year first above written.

ASSIGNORS:

/s/ Dana Sprong
Dana Sprong

/s/ Ryan McGarry
Ryan McGarry

/s/ Dan Bathon
Dan Bathon

/s/ Tom Silvia
Tom Silvia

ASSIGNEE:

VINEBROOK HOMES TRUST, INC

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: President, Chief Financial Officer, Assistant Secretary and Treasurer

[Signature Page to Assignment of Interests Agreement]

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Exhibit A

The Interests

[Omitted]